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                                                                    EXHIBIT 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 3, 2000 (except for Note R, as to which the date is February 24, 2000) relating to the financial statements, which appears in BellSouth Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

     We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 28, 2000 relating to the combined financial statements of the Latin America Group of BellSouth Corporation, which appears in such Registration Statement.

     We also consent to the references to us under the headings "Experts," "Summary Historical Financial and Operating Data of BellSouth Corporation," and "Selected Historical and Pro Forma Financial and Operating Data of the Latin America Group" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

                                          March 28, 2000